UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2018

S&W SEED COMPANY
(Exact name of registrant as specified in Its charter)

Nevada	001-34719	27-1275784
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

106 K Street, Suite 300 Sacramento, California	95814
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (559) 884-2535

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 1.01    Entry into a Material Definitive Agreement.

Asset Purchase Agreement

On September 5, 2018, S&W Seed Company (the "Company") entered into an Asset Purchase Agreement (the "Asset Purchase Agreement") with Novo Advisors (f/k/a Turnaround Advisory Group Inc.), solely in its capacity as the receiver (the "Receiver") for, and on behalf of, Chromatin, Inc., a Delaware corporation (together with certain of its subsidiaries and affiliates in receivership, "Chromatin"), in a receivership action pending in the United States District Court for the Northern District of Illinois (the "Court"). Pursuant to the Asset Purchase Agreement, the Company agreed to purchase substantially all of Chromatin's assets (the "Purchased Assets"), as well as assume certain contracts ("Assigned Contracts") and other liabilities of Chromatin, for a purchase price of $23.0 million (the "Asset Acquisition").

Pursuant to sale procedures approved by the Court, other parties have an opportunity to submit a competing bid by September 7, 2018 (or such later date as the Receiver and Chromatin's bank may agree) and, if a qualified competing bid is submitted, an auction would be held on September 13, 2018. A hearing before the Court to consider approval of the Asset Purchase Agreement and the Asset Acquisition or, if an auction is held, the winning bid at the auction, is scheduled for September 17, 2018.

The closing of the Asset Acquisition is contingent upon, among other things, (a) the outcome of this sale process, (b) the entry of a Sale Order ("Order") by the Court, approving, among other things, the Asset Purchase Agreement and the Asset Acquisition, (c) the written consent of CIBC Bank USA (f/k/a The PrivateBank and Trust Company) and all other holders of any lien or other security interest in any of the Purchased Assets to the sale and transfer of the Purchased Assets to the Company, and (d) the Receiver obtaining executed written consents to the assignment to the Company of certain Assigned Contracts from the counterparties thereto, including a waiver and release of any termination or other contract rights based upon or related to Chromatin having been placed in receivership or the financial condition or insolvency of Chromatin.

Securities Purchase Agreement

On September 5, 2018, the Company entered into a Securities Purchase Agreement (the "Securities Purchase Agreement") with MFP Partners, L.P. ("MFP"), pursuant to which the Company agreed to sell and issue to MFP 1,607,717 shares of common stock of the Company (the "Common Shares") at a purchase price of $3.11 per share at an initial closing (the "Initial Closing") and, subject to the satisfaction of certain conditions, 7,235 shares of newly designated Series A Convertible Preferred Stock of the Company ("Preferred Shares") at a purchase price of $3,100 per share at a second closing (the "Second Closing"). The consummation of the Second Closing is contingent upon, among other things, the Court's entry of the Order and the other conditions to the closing of the Asset Acquisition having been satisfied or reasonably expected to be satisfied. The Company will use the proceeds from the Second Closing to purchase the Purchased Assets and for working capital purposes. The Securities Purchase Agreement may be terminated prior to the completion of the Second Closing if the Asset Acquisition has not been completed by October 31, 2018.

The Preferred Shares will carry no voting rights and will be automatically converted into shares of Common Stock at the rate of 1,000 shares of Common Stock per Preferred Share upon the Company's receipt of the Requisite Approval (defined below).

Pursuant to the Securities Purchase Agreement, the Company agreed to use its reasonable best efforts, promptly following the Court's entry of the Sale Order, to solicit the approval of its shareholders for the issuance of all shares of Common Stock otherwise issuable upon the conversion of the Preferred Shares (the "Requisite Approval") at a special meeting of shareholders, and at each annual meeting of shareholders thereafter, if necessary, until the Requisite Approval is obtained.

The Initial Closing was completed on September 5, 2018.

The Purchase Agreement contains customary representations, warranties and covenants by the parties and termination provisions. The representations, warranties and covenants contained in the Securities Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

One of the Company's directors, Alexander C. Matina, is Vice President of Investments of the general partner of MFP. MFP is the Company's largest shareholder.

Voting Rights Agreement

Concurrently with the execution and delivery of the Securities Purchase Agreement, the Company, MFP and certain shareholders of the Company (the "Shareholders") representing a majority of the Company's outstanding Common Stock entered into a Voting Agreement (the "Voting Agreement"), pursuant to which each Shareholder agreed to vote all of its shares of Common Stock (other than, with respect to MFP, the Common Shares issued at the Initial Closing) in favor of the Requisite Approval. The Voting Agreement limits the ability of each Shareholder to sell or otherwise transfer the shares of Common Stock it beneficially owns prior to the termination of the Voting Agreement. The Voting Agreement terminates upon the earliest of earlier to occur of (i) the receipt of the Requisite Approval, (ii) the termination of the Securities Purchase Agreement in accordance with its terms, and (iii) August 31, 2019.

Registration Rights Agreement

Concurrently with the execution and delivery of the Securities Purchase Agreement, the Company and MFP entered into a Registration Rights Agreement (the "Registration Rights Agreement"). Pursuant to the Registration Rights Agreement, the Company agreed to (i) file a registration statement with the U.S. Securities and Exchange Commission within 75 days of the date on which the Preferred Shares are first issued to MFP, covering the resale by MFP of the Common Shares and the shares of Common Stock issuable upon conversion of the Preferred Shares, (ii) cause such registration statement to become effective as soon as practicable following the filing thereof and (iii) take all other actions as may be necessary to keep such registration statement continuously effective during the timeframes set forth in the Registration Rights Agreement.

Item 3.02    Unregistered Sales of Equity Securities.

The description of the sale and issuance of the Company's securities pursuant to the Securities Purchase Agreement set forth under Item 1.01 above is incorporated by reference under this Item 3.02. None of the securities issuable pursuant to Securities Purchase Agreement have been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws. The Company has relied on the exemption from the registration requirements of the Securities Act by virtue of Section 4(a)(2) thereof and Rule 506 of Regulation D thereunder. In connection with MFP's execution of the Securities Purchase Agreement, MFP represented to the Company that it is an "accredited investor" as defined in Regulation D of the Securities Act and that the securities to be acquired by it will be acquired solely for its own account and for investment purposes and not with a view to the future sale or distribution.

Item 9.01    Financial Statements and Exhibits.

 (d) Exhibits.

Exhibit Number	Description

10.1	Securities Purchase Agreement dated September 5, 2018, by and among the Company and MFP.
10.2	Voting Rights Agreement dated September 5, 2018, by and among the Company and the Shareholders.
10.3	Registration Rights Agreement dated September 5, 2018, by and among the Company and MFP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

S&W SEED COMPANY

By: /s/ Matthew K. Szot

Matthew K. Szot
Executive Vice President of Finance and Administration and Chief Financial Officer

Date: September 6, 2018